                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                   CONSUMERS ENERGY COMPANY FINANCING II


    (Exact name of registrant as specified in its Declaration of Trust)

     DELAWARE
                                                           38-6696294
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(State of Incorporation                                 (I.R.S. Employer
or Organization)                                       Identification No.)


c/o  Consumers Energy Company
     212 West Michigan Avenue
     Jackson, Michigan                                      49201
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(Address of Principal Executive Offices)                  (Zip Code)


                         CONSUMERS ENERGY COMPANY
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(Exact name of registrant as specified in its Restated Articles of
Incorporation)


     MICHIGAN                                              38-0442310
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(State of Incorporation                                 (I.R.S. Employer
or Organization)                                       Identification No.)


     212 West Michigan Avenue
     Jackson, Michigan                                      49201
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(Address of Principal Executive Offices)                  (Zip Code)


If this Form relates to the             If this Form relates to the
registration of a class of debt         registration of a class
securities and is effective upon        of debt securities and is to
filing pursuant to General              become effective simultaneously
Instruction A(c)(1), please             with the effectiveness of a
check the following box.  ___           concurrent registration statement
                                        under the Securities Act of 1933
                                        pursuant to General Instruction
                                        A(c)(2), please check the
                                        following box.  ___

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                  each class to be registered
     -------------------                  ---------------------------

Consumers Energy Company Financing      The New York Stock Exchange,
II _____% Trust Originated Preferred        Inc.
Securities (and the Guarantee by
Consumers Energy Company with respect
thereto)



Securities to be registered pursuant to Section 12(g) of the Act:

                                   NONE

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                             (Title of Class)
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              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered

     The securities to be registered hereby are _____% Trust Originated Preferred Securities (the "Preferred Securities"), of Consumers Energy Company Financing II ("CECo Financing"), a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of CECo Financing and are guaranteed by Consumers Energy Company ("Consumers"), a Michigan corporation, to the extent set forth in the form of the Preferred Securities Guarantee Agreement by Consumers to The Bank of New York, as Preferred Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit (4)-7 to the Registration Statement on Form S-3 (the "Registration Statement") of CECo Financing and Consumers (Registration Nos. 333-32847 and 333-32847-01) filed with the Securities and Exchange Commission on August 5, 1997. The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus which form a part of the Registration Statement. The Prospectus, the Prospectus Supplement and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.

Item 2.   Exhibits

     The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of CECo Financing are registered. Accordingly, the following Exhibits required in accordance with Part II to the Instructions as to Exhibits to Form 8-A will be duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated and is incorporated herein by reference.

Exhibit
Number                                  Description and Method of Filing
-------                                 --------------------------------
(4)-1   Certificate of Trust of         Filed as Exhibit (4)-1 to
        Consumers Energy Company        Registration Statement of
        Financing II                    Consumers Energy Company and
                                        Consumers Energy Company
                                        Financing II (Reg. Nos. 333-32847
                                        and 333-32847-01)

(4)-2   Form of Amended and Restated    Filed as Exhibit (4)-2 to
        Declaration of Trust of         Registration Statement of
        Consumers Energy Company        Consumers Energy Company and
        Financing II                    Company and Consumers Energy
                                        Company Financing II (Reg. Nos.
                                        333-32847 and 333-32847-01)

(4)-3   Subordinated Debt Securities    Filed as Exhibit (4)-3 to
        Indenture between Consumers     Registration Statement of
        Energy Company and The Bank     Consumers Energy Company
        of New York dated as of         and Consumers Energy Company
        January 1, 1996 (Designated     Financing II (Reg. Nos. 333-32847
        in Consumers Energy Company's   and 333-32847-01)
        Form 10-K for the fiscal year
        ended December 31, 1995, File
        No. 1-5611, as Exhibit 4(b))

(4)-4   Form of Second Supplemental     Filed as Exhibit (4)-4 to
        Indenture to Subordinated       Registration Statement of
        Debt Securities Indenture       Consumers Energy Company
        to be used in connection with   and Consumers Energy Company
        the issuance of Subordinated    Financing II (Reg. Nos. 333-32847
        Debt Securities and Preferred   and 333-32847-01)
        Securities

(4)-5   Form of Preferred Security      Filed as Exhibit (4)-5 to
        (contained in the Form of       Registration Statement of
        Amended and Restated            Consumers Energy Company
        Declaration of Trust of         and Consumers Energy Company
        Consumers Energy Company        Financing II (Reg. Nos. 333-32847
        Financing II)                   and 333-32847-01)

(4)-6   Form of Subordinated Debt       Filed as Exhibit (4)-6 to
        Security (contained in the      Registration Statement of
        Form of Second                  Consumers Energy Company
        Supplemental Indenture)         and Consumers Energy Company
                                        Financing II (Reg. Nos. 333-32847
                                        and 333-32847-01)

(4)-7   Form of Guarantee Agreement     Filed as Exhibit (4)-7 to
        with respect to the             Registration Statement of
        Preferred Securities            Consumers Energy Company and
                                        Consumers Energy Company
                                        Financing II (Reg. Nos. 333-32847
                                        and 333-32847-01)

(99)    The Prospectus                  Filed as part of the Registration
                                        Statement of Consumers Energy
                                        Company and  Consumers Energy
                                        Company Financing II (Reg. Nos.
                                        333-32847 and 333-32847-01)
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                                 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                   CONSUMERS ENERGY COMPANY FINANCING II



                                   By: /s/ A.M.Wright
                                       -----------------------------------
                                       Alan M. Wright, Trustee



                                   By: /s/ Thomas A. McNish
                                       -----------------------------------
                                       Thomas A. McNish, Trustee



                                   By: /s/ Doris F. Galvin
                                       -----------------------------------
                                       Doris F. Galvin, Trustee


                                   CONSUMERS ENERGY COMPANY



                                   By: /s/ Thomas A. McNish
                                       -----------------------------------
                                   Name:   Thomas A. McNish
                                   Title:  Vice President and Secretary

August 12, 1997

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==========================================================================



                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                             _________________




                                 FORM 8-A



                         CONSUMERS ENERGY COMPANY

                   CONSUMERS ENERGY COMPANY FINANCING II





                                 EXHIBITS








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                               EXHIBIT INDEX


Exhibit
Number                                  Description and Method of Filing
-------                                 --------------------------------
(4)-1   Certificate of Trust of         Filed as Exhibit (4)-1 to
        Consumers Energy Company        Registration Statement of
        Financing II                    Consumers Energy Company and
                                        Consumers Energy Company
                                        Financing II (Reg. Nos. 333-32847
                                        and 333-32847-01)

(4)-2   Form of Amended and Restated    Filed as Exhibit (4)-2 to
        Declaration of Trust of         Registration Statement of
        Consumers Energy Company        Consumers Energy Company and
        Financing II                    Company and Consumers Energy
                                        Company Financing II (Reg. Nos.
                                        333-32847 and 333-32847-01)

(4)-3   Subordinated Debt Securities    Filed as Exhibit (4)-3 to
        Indenture between Consumers     Registration Statement of
        Energy Company and The Bank     Consumers Energy Company
        of New York dated as of         and Consumers Energy Company
        January 1, 1996 (Designated     Financing II (Reg. Nos. 333-32847
        in Consumers Energy Company's   and 333-32847-01)
        Form 10-K for the fiscal year
        ended December 31, 1995, File
        No. 1-5611, as Exhibit 4(b))

(4)-4   Form of Second Supplemental     Filed as Exhibit (4)-4 to
        Indenture to Subordinated       Registration Statement of
        Debt Securities Indenture       Consumers Energy Company
        to be used in connection with   and Consumers Energy Company
        the issuance of Subordinated    Financing II (Reg. Nos. 333-32847
        Debt Securities and Preferred   and 333-32847-01)
        Securities

(4)-5   Form of Preferred Security      Filed as Exhibit (4)-5 to
        (contained in the Form of       Registration Statement of
        Amended and Restated            Consumers Energy Company
        Declaration of Trust of         and Consumers Energy Company
        Consumers Energy Company        Financing II (Reg. Nos. 333-32847
        Financing II)                   and 333-32847-01)

(4)-6   Form of Subordinated Debt       Filed as Exhibit (4)-6 to
        Security (contained in the      Registration Statement of
        Form of Second                  Consumers Energy Company
        Supplemental Indenture)         and Consumers Energy Company
                                        Financing II (Reg. Nos. 333-32847
                                        and 333-32847-01)

(4)-7   Form of Guarantee Agreement     Filed as Exhibit (4)-7 to
        with respect to the             Registration Statement of
        Preferred Securities            Consumers Energy Company and
                                        Consumers Energy Company
                                        Financing II (Reg. Nos. 333-32847
                                        and 333-32847-01)

(99)    The Prospectus                  Filed as part of the Registration
                                        Statement of Consumers Energy
                                        Company and  Consumers Energy
                                        Company Financing II (Reg. Nos.
                                        333-32847 and 333-32847-01)
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